UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2017

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-14303	38-3161171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code: (313) 758-2000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Credit Agreement, Collateral Agreement and Guarantee Agreement

In connection with the acquisition (the “Acquisition”) by American Axle & Manufacturing Holdings, Inc. (“Holdings”) of Metaldyne Performance Group Inc. (“MPG”), on April 6, 2017 American Axle & Manufacturing, Inc. (“AAM”) and Holdings entered into a credit agreement (the “Credit Agreement”), among AAM, as borrower, Holdings, each financial institution party thereto as a lender (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which Holdings and certain of its restricted subsidiaries (including certain subsidiaries of MPG acquired as part of the Acquisition) are required to guarantee the borrowings of AAM thereunder and Holdings, AAM and certain of their restricted subsidiaries are required to pledge their assets (including, without limitation, after-acquired assets), subject to certain exceptions and limitations. In connection with the Credit Agreement, Holdings, AAM and certain of their restricted subsidiaries entered into a Collateral Agreement with JPMorgan Chase Bank, N.A., as collateral agent, and a Guarantee Agreement with JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the Credit Agreement, the Lenders agreed to provide a $100 million term loan A facility (the “Term Loan A Facility”), a $1.55 billion term loan B facility (the “Term Loan B Facility”) and a $900 million multi-currency revolving credit facility (the “Revolving Credit Facility”, and together with the Term Loan A Facility and the Term Loan B Facility, the “Credit Facilities”). The proceeds of the Term Loan A Facility and the Term Loan B Facility were used to finance a portion of the consideration for the Acquisition, pay transaction costs, redeem in full MPG Holdco I Inc.’s 7.375% Senior Notes due 2022, and repay the existing indebtedness of AAM under its Amended and Restated Credit Agreement, dated as of January 9, 2004, amended and restated as of September 13, 2013 and as further amended, among AAM, as borrower, Holdings, JPMorgan Chase Bank, N.A. as Administrative Agent, and each financial institution party thereto as a lender, as well as existing indebtedness of MPG under its Credit Agreement, dated as of October 20, 2014 and as amended as of May 8, 2015, among MPG Holdco I Inc., as guarantor, MPG, the subsidiary guarantors party thereto, each financial institution party thereto as a lender, and Goldman Sachs Bank USA, as administrative agent. The proceeds of the Revolving Credit Facility will be used for general corporate purposes.

The Term Loan A Facility and the Revolving Credit Facility will mature on April 6, 2022, and the Term Loan B Facility will mature on April 6, 2024. Each maturity date may be extended by written request from AAM to the Administrative Agent, to which the applicable lender may agree in its sole discretion. Borrowings under the Credit Facilities bear interest at rates based on the applicable Eurodollar rate or alternate base rate, as AAM may elect, in each case plus an applicable margin determined based on AAM’s total net leverage ratio. The alternate base rate is the greatest of (a) the JPMorgan Chase Bank, N.A. prime rate, (b) the Federal Reserve Bank of New York rate plus 0.50% and (c) the adjusted Eurodollar rate plus 1.00%. The applicable margin for Eurodollar-based loans under the Credit Facilities will be between 1.25% and 2.25% with respect to any loan under the Term Loan A Facility, 2.25% with respect to any loan under the Term Loan B Facility, and between 2.00% and 3.00% with respect to any loan under the Revolving Credit Facility. The applicable margin for loans subject to alternate base rate will be between 0.25% and 1.25% with respect to any loan under the Term Loan A Facility, 1.25% with respect to any loan under the Term Loan B Facility, and between 1.00% and 2.00% with respect to any loan under the Revolving Credit Facility.

The Credit Agreement requires certain mandatory prepayments of outstanding loans under the Term Loan A Facility and the Term Loan B Facility, subject to certain exceptions, based on 50% of the annual excess cash flow of Holdings and its restricted subsidiaries (with step-downs to 0% based upon the total net leverage ratio, and with no prepayment required if annual excess cash flow is under a specified minimum threshold), the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions, and the net cash proceeds of any issuance of debt not otherwise permitted under the Credit Agreement.

The Credit Agreement permits AAM to incur incremental term loan borrowings and/or increase commitments under the Revolving Credit Facility, subject to certain limitations and the satisfaction of certain conditions, in an aggregate amount not to exceed (i) $600 million, plus (ii) certain voluntary prepayments, plus (iii) additional amounts subject to pro forma compliance with a first lien net leverage ratio for Holdings and its restricted subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants, including, among others, financial covenants based on total net leverage and cash interest expense coverage ratios and limitations on the ability of Holdings, AAM or their restricted subsidiaries to make certain investments, declare or pay dividends or distributions on capital stock, redeem or repurchase capital stock and certain debt obligations, incur liens, incur indebtedness, or merge, make certain acquisitions or certain sales of assets. The Credit Agreement includes customary events of default, the occurrence of which would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable. Upon such default, the lenders may also seek customary remedies with respect to the collateral under the Collateral Agreement.

The foregoing description of the Credit Agreement, the Collateral Agreement and the Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, Collateral Agreement and Guarantee Agreement. Copies thereof are included in Exhibits 10.1, 10.2 and 99.1, respectively, hereto and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1
Credit Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2
Collateral Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing Holdings, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.

99.1
GuaranteeAgreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: April 12, 2017	By:	/s/ Christopher J. May
Christopher J. May
Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
Credit Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., each financial institution party thereto as a lender and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2
Collateral Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing Holdings, Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent.

99.1
Guarantee Agreement dated as of April 6, 2017 among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent.